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                                                              Exhibit 23.2
                                                              ------------



                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



              The Board of Directors
              Alleghany Corporation:


              We consent to incorporation by reference in the Registration Statement on Form S-3 of our reports dated February 22, 1996 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in or are incorporated by reference in the Annual Report on Form 10-K of Alleghany Corporation for the year ended December 31, 1995. Our reports refer to the adoption by Alleghany of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993.

              We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.



                                            /s/ KPMG Peat Marwick LLP



              New York, New York
              August 9, 1996